EXHIBIT 10.13
                          SERVICES AGREEMENT


     THIS AGREEMENT is made as of the 1st day of January, 1994, by and between Cyprus Amax Minerals Company, a Delaware corporation
("Cyprus"), and Amax Gold, Inc., a Delaware corporation ("AGI").


                               RECITALS

     WHEREAS, Cyprus is presently the owner of approximately forty percent (40%) of the outstanding shares of common stock of AGI; and

     WHEREAS, Cyprus and its affiliates except AGI ("Cyprus Group") and AGI and its affiliates except Cyprus ("AGI Group"), to promote the cost effective and efficient provision of services, intend to provide to each other various management and other services ("Services"), that extend to each Group's business; and

     WHEREAS, the parties hereto desire that such Services shall be provided in good faith on a fair and equitable basis to each party.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein contained, Cyprus and AGI agree as follows:

     1.   Services.  Until terminated in accordance with Section 4,
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either Group may furnish the other Group with certain Services which may include, but are not limited to, the following:

          (a) General executive services, including without limitation periodic advice and consultation with respect to business affairs;

          (b) Business planning and development services, including without limitation assistance and consultation with respect to business affairs;

          (c) Accounting and financial services, including without limitation: i) general accounting (payroll, invoicing, accounts payable, maintenance of general and subsidiary ledgers and journals, and preparation of related reports); ii) government accounting (preparation of federal, state and/or local government reports);
iii) coordination of external audits; iv) performance of internal audits; v) performance of treasury functions (cash management and debt/equity financing); and vi) financial planning and budgeting;

          (d) Sales and marketing services, including without limitation: i) negotiation of refining agreements and sales agreements; ii) administration of commercial agreements, including without limitation shipping, invoicing, and settlements; and iii) the development and implementation of pricing and hedging strategies;

          (e)  Legal or tax services, including without limitation:
i) regular and periodic advice and consultation with respect to legal and tax matters; ii) the preparation of filing of, and assistance with respect to, tax returns and reports to the Securities and Exchange Commission and other governmental agencies or instrumentalities;
iii) preparation of contracts, leases and other legal instruments; and
iv) management of the defense or prosecution of litigation and of other legal services furnished by independent counsel, and making recommendations with respect thereto;

          (f) Environmental services, including without limitation such services as are necessary or desirable to assist either Group in complying with all applicable environmental laws and regulations, including without limitation the preparation and submission to regulatory agencies of all necessary and desirable reports;

          (g) Technical services, including without limitation mine engineering and design, project design and supervision, metallurgical sampling, testing and analysis, and equipment maintenance;

          (h) Information services, including without limitation access to and use of computer hardware and software, and the operations of computer programs;

          (i) Insurance services, including without limitation the inclusion, to the extent agreed upon by AGI and Cyprus, of either Group as a loss payee under insurance policies maintained by the other Group, and the processing and administration of insurance claims;

          (j) Property management services, including without limitation the maintenance of unpatented mining claims and other interests in or titles to minerals or any interest therein, and filing of notices or other documents required under local, state, and federal laws and regulations, in each case for those properties designated by either Group;

          (k) Human resources services, including without limitation advisory and administrative services relating to employee relations, safety and health, compensation programs, employee benefit programs, and other personnel matters;

          (l) Services related to public affairs, including without limitation contacts with various news and trade publication media;

          (m) General services with respect to government relations concerning various levels of local, state, regional and national governments;

          (n) Corporate Secretary services, including without limitation maintenance of corporate stock records, assistance in convening meetings of directors and shareholders and preparing the minutes of such meetings, preparing periodic reports to the


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Securities and Exchange Commission and applicable stock exchanges, and other services normally associated with this function; and

          (o) Such other services as are customarily provided by Cyprus' or AGI's affiliate, division or corporate staff, or as may be mutually agreed to by the parties.

     2.   Compensation for Services.
          -------------------------

          (a) For Services rendered by either Group to the other Group under this Agreement, the Group receiving the Services will pay to the group providing the Services a fee in accordance with a budget based upon a reasonable estimate of the costs, including overhead, of the Services provided, or if no budget is otherwise agreed, on terms as may be mutually agreed by AGI and Cyprus.

          (b) The parties recognize that one party may perform Services for the other Group which are in excess of those which were anticipated by the parties when the fee was calculated for the Services provided. Either party may, at its sole option, propose to the other party an increase in the fee for such Services, which increase shall be based on a reasonable estimate of the cost, including overhead, of the Services provided. Any increase so proposed shall be negotiated between the parties in good faith, and if mutually approved by the parties,shall be paid on terms as may be mutually agreed by the parties.

     3.   Third Party Services.  In order to perform agreed upon
          --------------------
Services herein, either Group may, on behalf of the other and with their consent, contract for Services customarily performed by third parties, such as law firms, engineering firms, consultants and independent accountants; provided, however, that the fees and expense of any such third party Services shall be the expense of the Group for whom the Services are performed.

     4.   Termination.  This Agreement shall have an initial term of
          -----------
three (3) years from the date of this Agreement, and shall continue so long thereafter unless terminated sooner under the following conditions:

          (a) If AGI elects to terminate this Agreement and has given at least one hundred eighty (180) days' prior written notice of such termination; or

          (b) If Cyprus elects to terminate this Agreement and has given at least one hundred eighty (180) days' prior written notice of such termination; or

          (c) If Cyprus' ownership of the outstanding shares of AGI common stock is reduced to less than twenty-five percent (25%); provided that i) Cyprus or AGI has given at least one hundred eighty
(180) days' prior written notice of such termination, and ii) the percentage of Cyprus ownership is not increased to twenty-five percent (25%) or more prior to such termination.


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          (d)  By mutual agreement of the parties.

     5.   Notices.  Any notice, consent or other document to be
          -------
conveyed pursuant to this Agreement shall be in writing and shall be sufficiently conveyed if it is:

          (a) delivered personally to such party or officer as set froth below;

          (b) sent by telex, telegram, telecopier, facsimile or other telecommunications device, confirmation requested to the party or officer set forth below; or

          (c) sent to the party entitled to receive it by registered or certified mail, postage prepaid, and addressed to such party as follows:

          Cyprus or any of the Cyprus Group:
          ---------------------------------

          Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Attn:  President

          with a copy to:

          Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Attn:  General Counsel

          AGI or any of the AGI Group:
          ---------------------------

          Amax Gold Inc.
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Attn:  President

          with a copy to:

          Amax Gold Inc.
          9100 East Mineral Circle
          Englewood, Colorado  80112
          Attn:  General Counsel


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or to such other address as the party entitled to or receiving such notice or other document shall have given, by written notice, to the party giving or sending or delivering such notice or other document.

     6.   Standard of Care.  Both parties shall conduct the Services
          ----------------
in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices.

     7.   Indemnity.  Neither Group shall be liable to the other Group
          ---------
for, and each Group hereby indemnifies and holds harmless the other Group and its officers, directors, employees and agents from and against any loss, claim, expense, damage or liability of whatever kind or nature, whether pending or threatened, by reason of any action taken or omitted to be taken by the other Group or its officers, directors, employees or agents hereunder or in connection herewith, except for such damages that have been finally judicially determined to result from the other Group's gross negligence, bad faith, wrongful misconduct, or wanton disregard of its express obligations under this Agreement.

     8.   Force Majeure.  If either party is unable, in whole or in
          -------------
part, by reason of any occurrence beyond the reasonable control of the party, to carry out any obligation under this Agreement (other than the payment of money), the performance of such obligation, to the extent and during the time that it is so affected, shall be suspended; provided that the party providing the Services has notified the other party promptly of such circumstances and has exercised due diligence in attempting to perform its obligations. Fees under this Agreement shall be reduced proportionately to reflect the nonperformance of those Services suspended under this provision.

     9.   Confidentiality.  Each party shall treat any confidential
          ---------------
information relating to the other party with the same degree of care and confidentiality that it uses with respect to its own information of like nature and shall not disclose same to any third party without the prior written consent of the other party; provided, however, that the foregoing restrictions on disclosure do not apply to:

          (a) Information disclosed in response to requirements of any governmental agency or other authority;

          (b) Information disclosed as necessary for financing purposes or pursuant to the rules of a stock exchange;

          (c) Information disclosed to party subsidiaries, affiliates, consultants and other third parties as necessary in connection with normal operations, acquisition or development, or to carry out the purposes of this Agreement;


          (d) Information which is or, through no fault of disclosing party, or any of its employees, contractors or consultants, later becomes part of the public domain;

          (e) Information which is already in the disclosing party's possession and which has not been acquired directly or indirectly from the non-disclosing party; or

          (f) Information which is received from a third party who did not acquire such information directly or indirectly form the non-disclosing party under an obligation or confidence, but only to the extent that such information is held by the disclosing party free of any obligation of confidentiality to such third party.

     10.  Amendment.  This Agreement may not be amended except by a
          ---------
written assignment signed by both parties.

     11.  Governing Law.  This Agreement shall be deemed to have been
          -------------
made in, and shall be governed by, and be construed in accordance with the laws of the State of Colorado.

     12.  Other Agreements.  Where the provisions of this agreement
          ----------------
are inconsistent with the terms of other agreements between the parties, the terms of those other agreements shall supersede and control. This Agreement shall be interpreted and construed to effectuate the mutually beneficial purposes set forth in said agreements regarding good faith relations and the efficient accomplishment of work between and on behalf of the parties.

     13.  Waiver.  Any delay or omission or failure to exercise any
          ------
right or remedy provided for herein shall not constitute a waiver of any provision of this Agreement or any other right, duty or obligation either party may have to the other outside the scope of this Agreement, and shall not limit any party's right thereafter to enforce any provision or exercise any right.

     14.  Assignment.  This Agreement shall not be assigned by AGI or
          ----------
Cyprus except to a successor by merger, consolidation or the transfer of substantially all of the assets and business of AGI or Cyprus, as the case may be.

     15.  Further Assurances.  The parties hereto covenant and agree
          ------------------
to in good faith take all reasonable steps and do all things reasonably within their power as may be reasonably required to give effect to the terms of this Agreement.

     16.  Severability.  The invalidity or unenforceability of any one
          ------------
or more of the provisions of this agreement shall not effect the validity or unenforceability of any of the other provisions hereof so long as the parties hereto retain the fundamental benefits of this Agreement absent the invalid or unenforceable provisions.

     17.  Disputes.  Except as otherwise provided in this Agreement,
          --------
in the event the parties have a dispute hereunder, they shall meet, within thirty (30) days from the receipt of a written request for a meeting from any party, for the purpose of resolving in good faith such dispute. If such dispute is not resolved within thirty (30) days after such meeting, the parties shall appoint a mutually agreed mediator and attempt to resolve such dispute through mediation for at least sixty (60) days from such appointment. If the dispute remains unresolved beyond such sixty (60) days, the parties shall hereby consent to the jurisdiction and venue of the State or Federal Courts in Denver, Colorado for the resolution of such dispute. A party seeking to enforce the terms of this Agreement may use and pursue all legal and equitable remedies available to it consistent with this paragraph. A party prevailing in a court action to enforce the terms of this Agreement shall be entitled to collect its reasonable costs and attorneys fees.

     EXECUTED as of the day first above written.

                              CYPRUS AMAX MINERALS COMPANY



                              By: /s/ Milton H. Ward
                                 -------------------------------------
                              Title: President and Chief Executive
                                    ----------------------------------
                                     Officer

                              AMAX GOLD, INC.



                              By: /s/ Roger A. Kauffman
                                 -------------------------------------
                              Title: President and Chief Operating
                                    ----------------------------------
                                     Officer


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